4th Quarter Earnings Conference January 11, 2016 Exhibit 99.2

Forward-Looking Statements This presentation contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts concerning global demand growth for aluminum, supply/demand balances, and growth of the aerospace, automotive, and other end markets; statements regarding targeted financial results or operating performance; statements about Alcoa’s strategies, outlook, business and financial prospects, and Alcoa’s portfolio transformation; and statements regarding the separation transaction, including the future performance of Value-Add Company and Upstream Company if the separation is completed, the expected benefits of the separation, the expected timing of the Form 10 filing and the completion of the separation, and the expected qualification of the separation as a tax-free transaction. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) failure of the separation to qualify for the expected tax treatment; (d) the possibility that any third-party consents required in connection with the separation will not be received; (e) the impact of the separation on the businesses of Alcoa; (f) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on Alcoa’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; (g) material adverse changes in aluminum industry conditions; (h) deterioration in global economic and financial market conditions generally; (i) unfavorable changes in the markets served by Alcoa; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) increases in energy costs; (l) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations (including executing on the Upstream business improvement plan, moving the Upstream alumina and aluminum businesses down on the industry cost curves, and increasing revenues and improving margins in the Value-Add businesses) anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements (including, without limitation, advanced aluminum alloys, Alcoa Micromill, and other materials and processes), and other initiatives; (m) Alcoa’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, or expansions, or international joint ventures; (n) political, economic, and regulatory risks in the countries in which Alcoa operates or sells products; (o) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; (p) the impact of cyber attacks and potential information technology or data security breaches; (q) the potential failure to retain key employees while the separation transaction is pending or after it is completed; (r) the risk that increased debt levels, deterioration in debt protection metrics, contraction in liquidity, or other factors could adversely affect the targeted credit ratings for Value-Add Company or Upstream Company; and (s) the other risk factors discussed in Alcoa’s Form 10-K for the year ended December 31, 2014, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market. Important Information 2

Important Information (continued) Non-GAAP Financial Measures Some of the information included in this presentation is derived from Alcoa’s consolidated financial information but is not presented in Alcoa’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the Appendix to this presentation. Alcoa has not provided a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures, due primarily to variability and difficulty in making accurate forecasts and projections, as not all of the information necessary for a quantitative reconciliation is available to Alcoa without unreasonable effort. Any reference to historical EBITDA means adjusted EBITDA, for which we have provided calculations and reconciliations in the Appendix.

Klaus Kleinfeld Chairman and Chief Executive Officer January 11, 2016

Growth + Active Portfolio Mgmt + Productivity $5.2B revenue: ~7% YoY sales increase from aero and acquisitions more than offset by lower alumina and aluminum prices & divestitures and closures (~-25%) $65 million1 adjusted net income and $590M2 EBITDA: Value-Add: ~$3.3B revenue, $215M ATOI and $448M adjusted EBITDA GRP: YoY auto sheet shipments up 18%; shifting mix to higher margin products, driving 19% YoY higher adjusted EBITDA/MT EPS: Record revenue of $1.4B; YoY aerospace revenue up 34% TCS: Record 4th quarter adjusted EBITDA margin of 14.6% Upstream: ~$2.4B3 revenue, $58M ATOI and $239M adjusted EBITDA Profitable despite lower alumina (-24% sequential quarter; -43% in 2015) and aluminum prices (-1% sequential quarter; -28% in 2015) Alumina profitable and Primary Metals adjusted EBITDA/MT improved by $26/MT to $30/MT Projecting robust global aluminum demand growth, up 6% over 2015, and global alumina and aluminum deficits in 2016 Productivity gains: $350M YoY and full year of $1.2B across all segments Free Cash Flow: $467M; Cash from Operations: $865 million; Cash on Hand: $1.9B 4Q 2015 Overview Strengthened Portfolios – On Track for Successful Separation Aero growth strategy delivering - Three major multi-year aero contracts in 4Q; ~$9B in 2015 contracts (2x 2014) ~$2.5B in Multi-year agreements with Boeing for fastening systems and titanium seat tracks, RTI pull-through >$1.5B Multi-year agreement with GE Aviation for blades, vanes, and structural parts Acquisitions substantially strengthened aerospace position; Firth Rixson operationally behind; RTI ahead of plan Significantly restructured Upstream portfolio Aggressive portfolio actions to close/curtail operating smelting (~25%) and operating refining (~20%) capacity in 2015 Launched new Business Improvement Program for 2016 Value Add to deliver $650M Upstream to drive $600M Includes overhead reduction across Alcoa with $100M to be realized in 2016, $225M over two years Two strengthened portfolios on track for separation in second half 2016: Announced executive management teams for the future Value-Add and Upstream companies Form 10 filing with the U.S. Securities and Exchange Commission targeted by mid-year 1) Reported net loss of $500 million in 4Q15 . 2) EBITDA excludes $71M special items. 3) Including $445M in sales to Value-Add See appendix for adjusted earnings and EBITDA reconciliations. Positioning Two Strong Companies

William Oplinger Executive Vice President and Chief Financial Officer January 11, 2016

Income Statement Summary $ Millions, except aluminum prices and per-share amounts 4Q14 3Q15 4Q15 Prior Year Change Sequential Change Realized Aluminum Price ($/MT) $2,578 $1,901 $1,799 ($779) ($102) Revenue $6,377 $5,573 $5,245 ($1,132) ($328) Cost of Goods Sold $4,973 $4,559 $4,404 $569 $155 COGS % Revenue 78.0% 81.8% 84.0% 6.0 % pts. 2.2 % pts. Selling, General Administrative, Other $271 $261 $262 ($9) $1 SGA % Revenue 4.2% 4.7% 5.0% 0.8 % pts. 0.3 % pts. Other Expenses (Income), Net ($6) ($15) $29 $35 $44 Restructuring and Other Charges $388 $66 $534 $146 $468 Effective Tax Rate 51.3% 48.6% (8.5%) (59.8 % pts.) (57.1 % pts.) EBITDA $1,073 $698 $519* ($554) ($179) Net (Loss) Income $159 $44 ($500) ($659) ($544) Net (Loss) Income per Diluted Share $0.11 $0.02 ($0.39) ($0.50) ($0.41) Income excl. Special Items $432 $109 $65 ($367) ($44) Income per Diluted Share excl. Special Items $0.33 $0.07 $0.04 ($0.29) ($0.03) See appendix for EBITDA and Adjusted Income reconciliations *4Q’15 EBITDA of $519 million includes $71 million of Special Items

Special Items See appendix for Adjusted Income reconciliation $ Millions, except per-share amounts 4Q14 3Q15 4Q15 Income Statement Classification Segment Net (Loss) Income $159 $44 ($500) Net (Loss) Income per Diluted Share $0.11 $0.02 ($0.39) Restructuring-Related ($200) ($43) ($287) Restructuring and Other Charges/COGS Corporate/ Alumina/ Primary Metals Q4’15 Overhead Reduction Program - - ($47) Restructuring and Other Charges/COGS Corporate Tax Items ($53) ($15) ($189) Income Taxes Corporate/GRP Goodwill Impairment - - ($25) Impairment of Goodwill Corporate Gain on Asset Sale - $25 - Other Income, Net Corporate Portfolio Transaction Costs ($22) ($22) ($12) SG&A Corporate Mark-to-Market Energy Contracts $2 ($10) ($5) Other Expenses, Net Corporate Special Items ($273) ($65) ($565) Net Income excl. Special Items $432 $109 $65 Net Income per Diluted Share excl. Special Items $0.33 $0.07 $0.04

Net Income excluding Special Items ($ Millions) Adjusted Earnings Down on Lower LME, API and Regional Premiums Market -$469 Performance +$223 Cost Headwinds -$121 Note: Metal Price = LME + Regional Premium; Regional Premium previously reported in Price/Mix category See appendix for Adjusted Income reconciliation 4Q 15 4Q 14

Net Income excluding Special Items ($ Millions) Full Year Adjusted Earnings Down on Lower LME and Premiums Market -$469 Performance +$766 Cost Headwinds -$626 *2014 Net Income of $268M and 2015 Net Loss of $121M. See appendix for Adjusted Income reconciliation Note: Metal Price = LME + Regional Premium; Regional Premium previously reported in Price/Mix category 2014 2015 * *

GRP: Strong Productivity; Capacity, Innovation Investments Continue

4Q15 Actual and 1Q16 Outlook – Global Rolled Products

4th Quarter ATOI Results

	4Q 14	3Q 15	**4Q 15**
3rd Party Revenue ($ Millions)	1,888	1,527	**1,422**
ATOI[1] ($ Millions)	52	62	**52**
EBITDA/MT[1] ($)	262	330	**312**

4th Quarter Business Highlights

- **Revenue up 6%** year-over-year **excluding** divestitures/closures (-15%), lower metal prices and currency (-16%); **down 25%** year-over-year
- **EBITDA/MT up 19%**
- **Auto sheet shipments up 18%** year-over-year; **Aero volume down** due to fewer spot sales opportunities and an unplanned outage
- **Very strong productivity** more than offset cost increases
- **Continued investments of $5M** in Growth projects including **Micromill™ R&D** and **throughput/capacity increases** at key plants

4th Quarter ATOI Performance Bridge



$ Millions
$52
$0
-$8
$1
$41
-$25
-5
-$4
$52
4Q14
Currency
Volume
Price / Mix
Prod-uctivity
Cost Incr./ Other
Growth Projects
Portfolio Actions
4Q15

1st Quarter Year-over-Year Outlook

- **Auto sheet shipments** expected to be **up approximately 45%** as Tennessee Auto ramp-up accelerates
- **Volume** and **pricing pressure** from slower growing **China economy**, **packaging**, fewer spot sales opportunities in **Aero**, and reduced **heavy duty truck build rates in N.A.**
- **Tennessee** Auto and **Texarkana** cast house **ramp-up costs** continue
- **ATOI** is expected to be **flat year-over-year, including $4M impact to secure alternative metal supply at Warrick**, and **current currency rates**

[1]The 4Q14 amount has been updated to remove the impact of metal price lag, consistent with the 3Q15 and 4Q15 presentation. See appendix for additional information and EBITDA reconciliation.

Advancing each generation. [Alcoa logo]
11

EPS: Record Revenue up 26% Year-Over-Year; Aerospace up 34%

4Q15 Actual and 1Q16 Outlook – Engineered Products and Solutions

4th Quarter ATOI Results

	4Q 14	3Q 15	**4Q 15**
3rd Party Revenue ($ Millions)	1,114	1,397	**1,409**
ATOI[1] ($ Millions)	124	151	**123**
EBITDA Margin[1]	20.6%	20.3%	**17.3%**

4th Quarter Business Highlights

- **Record 4Q Revenue, up 26% year-over-year; Aerospace up 34%**
- **Revenue growth** driven mainly by **acquisitions** and supported by **share gains**, partially offset by **currency**
- **Unfavorable currency** ATOI impact of **$4M**
- **RTI** ATOI of **+$7M** including **$6M of unfavorable purchase accounting**

4th Quarter ATOI Performance Bridge



$ Millions
$124
-$4
$16
-$31
$54
-$35
-$8
$7
$123
4Q14
Currency
Volume
Price / Mix
Productivity
Cost Increase
Growth Projects
RTI
4Q15

1st Quarter Year-over-Year Outlook

- **Aerospace** market remains **strong** but will be tempered by inventory management at OEMs
- **Oil & Gas and European Industrial Gas Turbine** markets remain **soft**
- **Pricing pressure** across **all markets**
- **Share gains** through **innovation** and **productivity continue**
- **ATOI** is expected to be **flat to up 2% year-over-year including currency pressures**

[1]The 4Q14 amount has been updated to remove the impact of metal price lag, consistent with the 3Q15 and 4Q15 presentation. See appendix for additional information and EBITDA reconciliation.

Advancing each generation. [Alcoa logo] 12

TCS: Strong Productivity Drove Record Q4 EBITDA Margin

4Q15 Actual and 1Q16 Outlook – Transportation and Construction Solutions

4th Quarter ATOI Results

	4Q 14	3Q 15	4Q 15
3rd Party Revenue ($ Millions)	500	475	**444**
ATOI[1] ($ Millions)	38	44	**40**
EBITDA Margin[1]	12.6%	15.2%	**14.6%**

4th Quarter Business Highlights

- **Revenue down 11%** year-over-year; -7% currency and -4% volume (Brazil)
- **Record Q4 EBITDA margin** of **14.6%**
- **Recovery continues** in **N.A. Non-Residential Construction** while **weakness** remains in Europe
- **N.A. Heavy Duty Truck** build rates **declined further;** Europe continues to improve
- **Unfavorable currency** ATOI impact of **$5M**, due to the stronger U.S. dollar

4th Quarter ATOI Performance Bridge



$ Millions
$38
-$5
-$5
$4
$19
-$11
$40
4Q14
Currency
Volume
Price / Mix
Productivity
Cost Increase
4Q15

1st Quarter Year-over-Year Outlook

- Further **uptick** within **N.A. Non-Residential Construction** with continued **weakness in Europe**
- **N.A. Heavy Duty Truck build rates decline,** partially offset by steady improvement in Europe
- Continued strong **productivity gains**
- **ATOI** is expected to be **flat to a 3% increase year-over-year** including currency pressures

[1]The 4Q14 amount has been updated to remove the impact of metal price lag, consistent with the 3Q15 and 4Q15 presentation. See appendix for additional information and EBITDA reconciliation.

Advancing each generation. [Alcoa logo] 13

Alumina: Lower Prices Impact Result 4Q15 Actual and 1Q16 Outlook – Alumina API pricing down 24% sequentially, 43% in 2015 Announced 2.2 MMT, or 15%, of annual capacity curtailments Higher Australian production partially offsets Suriname curtailment Continued productivity gains through strong cost control Saudi Arabia refinery continued to ramp-up Announced curtailments drive Production down ~340 KMT, further reductions in Q2’16 ~85% of 3rd party shipments on API or spot pricing for 2016 Seasonal increase in maintenance in Western Australia API pricing follows 30-day lag; LME pricing follows 60-day lag ATOI to be up $7M excluding pricing and currency impacts 4Q 14 3Q 15 4Q 15 Production (kmt) 4,161 3,954 3,856 3rd Party Shipments (kmt) 2,928 2,798 2,713 3rd Party Revenue ($ Millions) 1,017 912 732 3rd Party Price ($/MT) 343 323 267 ATOI ($ Millions) 178 212 98 4th Quarter ATOI Results 4th Quarter Business Highlights 1st Quarter Sequential Outlook $ Millions 4th Quarter ATOI Performance Bridge

Primary Metals: Lower Cost Position Improving Performance $ Millions 4Q15 Actual and 1Q16 Outlook – Primary Metals Price / Mix Cost Incr. / Other Prod-uctivity 1 Realized price declined ~5% sequentially; Midwest transaction price down 28% in 2015 Announced 642 KMT, or 23%, of annual capacity curtailments Lower alumina and energy costs effectively offset unfavorable metal prices and currency Reduced maintenance costs, optimized raw materials consumption and higher volume contributed $14M Announced curtailments drive Production down ~40 KMT, full benefit in Q2’16 Pricing to follow a 15-day lag to LME Lower energy sales in Brazil, negatively impacting ATOI by $12M Productivity and cost decreases more than offsetting higher seasonal energy costs of $13M, improving ATOI by $5M ATOI to be down $7M excluding impact of pricing and currency 4Q 14 3Q 15 4Q 15 Production (kmt) 731 700 699 3rd Party Shipments (kmt) 637 615 644 3rd Party Revenue ($ Millions) 1,852 1,249 1,236 3rd Party Price ($/MT) 2,578 1,901 1,799 ATOI ($ Millions) 267 (59) (40) 4th Quarter ATOI Results 4th Quarter Business Highlights 4th Quarter ATOI Performance Bridge 1st Quarter Sequential Outlook 1Metal Price = LME + Regional Premium; Regional Premium previously reported in Price/Mix category

$ 1 $ 2 Upstream Revenues and EBITDA: Full year 2015 Actual Upstream: Five Business Units Diversify Revenue and EBITDA Sources Revenue ($B) $7.8 3rd Party Revenue exposed to LME ~50% Profitability (EBITDA %, $B) Total Revenue Inter-Co. Revenue e.g., GPP -> GRP Inter-BU Revenue e.g., Mine -> Refinery % Margin $2.2 EBITDA $0.9 $0.5 $0.2 $0.3 $0.2 3rd Party Revenue 17.4% $2.0 1) 2015 ATOI of $901M. See appendix for EBITDA reconciliations 2) Closed or curtailed locations 3) Conversion Margin removes pass through metal cost from margin calculation EBITDA Sensitivity to LME: +/- $100/MT = ~$210M -$0.1 Closed or Curtailed Casting Smelting Energy Refining Mining 46% Casting Conversion Margin3: 1

6 days lower Base Business DWC +2 days Year-over-Year, Acquisitions Add 14 days Average Days Working Capital since Fourth Quarter 2010 1 day lower See appendix for days working capital reconciliation 2 days lower 15 days higher Acquisitions (14 days) Alcoa ex-Acquisitions (29 days) 29 8 days Lower from base business >$400M Cash 2 days higher YoY from base business Flat

($ Millions) 4Q14 3Q15 4Q15 Net Income (Loss) before Noncontrolling Interests $114 $106 ($564) Depreciation, Depletion and Amortization $336 $318 $321 Change in Working Capital $656 $38 $591 Pension Expense in Excess of Contributions $47 ($72) $13 Other Adjustments $305 $30 $504 Cash from Operations $1,458 $420 $865 Dividends to Shareholders ($56) ($40) ($74) Change in Debt ($110) ($9) ($122) Net (Distributions)/Contributions from Noncontrolling Interests ($36) ($1) ($32) Other Financing Activities $21 ($2) ($2) Cash from Financing Activities ($181) ($52) ($230) Capital Expenditures ($469) ($268) ($398) Acquisitions/Divestitures/Asset Sales ($2,138) $354 - Other Investing Activities ($46) ($4) ($59) Cash from Investing Activities ($2,653) $82 ($457) Free Cash Flow $989 $152 $467 Cash on Hand $1,877 $1,739 $1,919 Strong Cash Generation; Cash Balance at $1.9 Billion 4Q14, 3Q15 and 4Q15F Cash Flow See appendix for Free Cash Flow reconciliation

($ Millions) 3.27 3.39 2.87 LTM = last twelve months; See appendix for Net Debt and LTM EBITDA reconciliations. Debt, Net Debt, and Debt-to-LTM EBITDA Leverage Within Target Range of 2.25x to 2.75x Excluding RTI 2.49 4.20 2.80 2.71 excluding RTI

$1,199M $603M $604M 2.71 excluding RTI Generated $402M Free Cash Flow in 2015 Productivity $900M Return-Seeking Capital $750M Sustaining Capital $725M Debt-to-EBITDA 2.25-2.75 Generated Free Cash Flow Actual Delivered Strong Results in 2015 2015 full year results against Targets $402M See appendix for Free Cash Flow reconciliation 2.80 including RTI

China’s dependency on import bauxite is rising China Aluminum Dynamic Improving, But More Action Still Required Alumina curtailments response is substantial Aluminum curtailments equally substantial Semis exports are higher, but fake share down China 2016 aluminum curtailments in 000 mt China semis exports in 000 mt - - - -3,615 -150 -300 6,700 Kmt annualized has been announced China 2016 alumina curtailments in 000 mt -2,420 -482 - -191 - - - - - 3,900 Kmt annualized has been announced China domestic production, imports and total demand in 000 mt Surge in Indonesia exports ahead of Jan 31 ban De-stocking due to curtailments Imports 2008-2015 average 40% share of total demand

Chinese Refining Curtailments Contribute To A 2016 Alumina Deficit Source: Alcoa analysis, CRU, Brook Hunt, CNIA, IAI, NBS, SMM, Platts Alumina fundamentals overview 2016 Alumina Forecast (as of Q42015) China Rest of World 2016 Prod. at Beginning Run Rate 56,807 56,900 2016 Prod. to be Added/Restarted 3,993 1,610 2016 Prod. to be Closed/Curtailed (3,615) (2,085) Imports/(Exports) – Full Year 4,400 (4,400) Total 2016 Production 61,585 52,025 2016 Demand (62,805) (53,560) Net Balance (1,220) (1,535) Deficit (2,755) Alumina Price History: Platts Australia FOB ($/t) $200/t Major curtailments in response to price action In 000 mt

6% 2016E Demand Growth Aluminum Market Fundamentals Are Solid Aluminum deficit increasing Global Inventories at 60 days; -4 days YoY Regional Premiums Stable Average 4Q15 vs. 4Q14 Europe -66% Japan -78% Midwest USA -65% Region 4Q15 Average Europe $170/MT Japan $92/MT Midwest USA $180/MT Global Inventories -48 days from ’09 Peak -4 day YoY ’000 mt China Rest of World 2016 Production at Beginning Run Rate 31,053 26,968 2016 Production to be Added/Restarted 3,400 1,010 2016 Production to be Closed/Curtailed (2,420) (766) Total Supply 32,033 27,212 Demand (31,217) (29,254) Net Balance 816 (2,042) Deficit (1,226) Deficit (1,226) kmt 2016 demand +6% ROW +4%

Klaus Kleinfeld Chairman and Chief Executive Officer January 11, 2016

Aerospace Remains Strong; Continued Growth in Automotive

Alcoa End Markets: Current Assessment of 2016 vs. 2015

End Market	2016 Growth	Global and Regional Commentary
Aerospace 	↑ **8% to 9%** Global sales growth	• **Large Commercial Aircraft** segment **growth** of **15%** as **ramp-up increases** continue for such programs as the **A320, A350** and **B787** • **Strong Commercial Jet engine Order Book**: **~23,400** Engines on firm order • **Strong demand continues** as 2015 ends with a book-to-bill ratio of 1.25[1] • **Strong Commercial Jet Order Book: >9 Years of Production** at 2015 delivery rates • **Solid Airline Fundamentals**[2]: +6.9% Passenger and +2.8% Cargo Demand; all-time record for Airline Profitability expected ($36B in 2016)
Automotive 	↑ **1% to 4%** Global production growth	**N.A.** 1% to 5% ↑ • **Record Sales:** U.S. sales **+5.8%YTD** Dec'15; **Light Truck** penetration **highest** at 61.2%, Ford F-Series best selling pick-up; interest rates increase may spur sales in 1H16 • **Sustained demand**: **Vehicles 12+ years old** continue to grow and **will increase 15% by 2020**[3] • **Production Up:** N.A. production **+3.1%YTD** Nov'15 (16.2M vehicles) • **Stable Inventory: 61 days**, Flat YoY (Dec'15 vs. Dec'14) (industry target is 60-65 days) • **Incentives Up: +4.2% YoY** (Dec'15 vs. Dec'14) ($3,073/unit), driven by Passenger Cars +7.2% YoY **E.U.** 1% to 4% ↑ • **Production Up: +2.7% YTD** Nov'15; W. Eur. continues to improve, offsetting decline in East • **Strong Registrations: +8.6% YTD** Nov'15; **Exports to increase 8.7%** in **2016** after +2.3% in 2015 **China** 2% to 5% ↑ • **Recovering Production: +3.1% YTD** Nov'15 and **18.8% YoY** (Nov'15 vs. Nov'14) • **Sales +4.7% YTD** Nov'15 and **21.3% YoY** (Nov'15 vs. Nov'14) propelled by tax incentives • **Growth** driven by **increasing middle class, exports**, and **evolving emissions policies**

Source: Alcoa analysis 1) As of November 2015 2) International Air Transport Association 2016 Expectations 3) IHS (Jul 2015)

Advancing each generation. [Alcoa logo] 25

HDT – N.A.: Relative Decline, Strength in Europe; Packaging Stable

Alcoa End Markets: Current Assessment of 2016 vs. 2015

End Market	2016 Growth		Global and Regional Commentary
Heavy Duty Truck and Trailer 	**-3% to +1%** Global production decline (↓)	**N.A.** -19% to -23% (↓)	• **2015 4th highest production year:** 322k trucks produced, record 376k trucks in 2006 • **2016 Production**: **248k-262k trucks** (10-year average rate of 243k trucks) • **High inventory levels: Up 26% YoY** (Nov'15 vs. Nov'14) 56% above 10-year average of 47.4k • **Lowering build rates:** Aligning to lower orders (**down 22% YTD** Nov'15), and lighter order book, **down 15% YoY** (Nov'15 vs. Nov'14) **at 128k,** a 9th straight m/m decline, and above 10-year average of 101k
		E.U. 3% to 7% (↑)	• **Strong Production:** Western Europe **+12.6% YoY** (Nov'15 vs. Nov'14) and **+7.1% YTD** Nov'15 • **Improving conditions in W. Eur.:** Orders **+10.8% YTD**, Registrations **+19.1% YTD** Nov'15; Freight tons **+3.6%** (4Q '15 vs. 4Q '14)
		China 1% to 4% (↑)	• **Production Improving:** 554k trucks vs. 540k in 2015, regulatory pre-buy absorbed
Packaging 	**1% to 3%** Global sales growth (↑)	**N.A.** -1% to 0% (↓)	• **Demand decline:** Weakness (-1% to -2%) in **Carbonated Soft Drinks** (CSD) • **Moderate growth** in **Beer Segment** (+1% to +2%) to partially offset CSD
		E.U. 1% to 2% (↑)	• **Growth** led by modest growth (1% to 2%) in **Western Europe**, partially offset by downward pressure in **Eastern Europe** (primarily declines in Russia)
		China 5% to 8% (↑)	• **Growth** based on more conservative projections from fillers and economic expectations

Source: Alcoa analysis. HDT = Heavy Duty Truck. Packaging: 2016 Projections

Advancing each generation. [Alcoa logo] 26

Commercial B&C and Global Airfoil Market Continue to Grow

Alcoa End Markets: Current Assessment of 2016 vs. 2015

End Market	2016 Growth		Global and Regional Commentary
Building and Construction 	**4% to 6%** Global sales growth	**N.A.** 4% to 6% ↑	***Leading Indicators Positive but volatile:*** • **Non-Residential Contracts Awarded: +8.6%** in Nov. (mean of 12-month rolling average) • **Architectural Billings Index Volatile in 2015**: Growth followed by occasional decline; **till Nov. positive for 7 months** and **negative for 4 months** (Jan., Apr., Aug. and Nov.) • **Housing Starts up +10.9% YTD Nov.** ('15 vs. '14); starts grew +8.5% in 2014 (vs. '13).
		E.U. 0% to -2% ↓	• **Flat to slight decline** as E.U. economies continue to stabilize, outlook varies by country
		China 3% to 5% ↑	• **Drivers** – industrial & manufacturing sectors – **2015 softening** will impact 2016 growth
Industrial Gas Turbines 	**2% to 4%** Global airfoil market growth		• Market moving towards **higher value-add product** as customers develop **new, high efficiency** turbines with **advanced technology** • **U.S. (60 Hz) gas-fired generation +17.9% YTD** Oct driving strong demand for **spares** and **component upgrades** on existing turbines • New heavy duty **gas turbine units ordered +2.4% YTD** Sept. (globally)

Source: Alcoa analysis
B&C = Building and construction.

Advancing each generation. [Alcoa logo] 27

Upstream: Cost Competitive Industry Leader

Upstream Co. Business Operations and Key Attributes

Key Attributes	
	➢ **Robust** projected aluminum **demand growth** of **6%** in **2016** and double between 2010 and 2020; **3rd Party bauxite demand projected to double** by 2025 ➢ **Attractive Portfolio:** ▪ World's **largest, low cost bauxite miner** at the **1st quartile**[1] on the cost curve *(47M BDMT[2])* ▪ World's **largest, most attractive alumina** business in the **1st quartile**[3] of the cost curve *(17.3 MMT)* ▪ **Substantial energy** assets with operational flexibility (Power production capacity of ~1,550 MW) ▪ **Optimized smelting** capacity *(3.1 MMT)* continuing to **improve** its **2nd quartile**[3] cost curve position ▪ **17 casthouses**[4] providing **value-add** products ➢ **Diverse sites – close proximity** to major markets ➢ **Committed** to **disciplined capital allocation** and **prudent return of capital** to shareholders

ALUMINA

MINING



World's largest bauxite miner[1]

REFINING



1st quartile[3] cost curve refiner

ENERGY



Flexibility to profit from market cycles

ALUMINUM

SMELTING



Strategic global footprint

CASTING



Value-add products in key markets

1) CRU analysis 2) Mined in 2015, including equity interests 3) CRU and Alcoa analysis 4) Includes Saudi Arabia Joint Venture BDMT = Bone Dry Metric Ton

Advancing each generation. [Alcoa logo] 28

Upstream: Track Record to Drive Profitability

Alumina, Al pricing ($/MT), Portfolio Drivers for Upstream EBITDA from 2010 to 2015, Portfolio Improvements

Maintaining earnings in unfavorable market conditions

Alumina Price ($/MT)

$333 → -6% → $314

All-In Metal Price ($/MT)[1]

$2,311 → -16% → $1,938

$1.3B in lower revenue



$1.9B
0.8
1.1
2010

Fix/Sell/Curtail/Close

- 14% of refining and 28% of smelting capacity closed, curtailed or divested
- Improved from 30th to 23rd percentile on alumina and 51st to 43rd on aluminum cost curve
- Secured energy positions (W. Australia, Canada, Massena West)

Portfolio Enhancements

- **Ma'aden JV** (lowest cost smelter in the world)
- **70% of energy sales** to 3rd parties
- Focused **growth on 3rd party bauxite market**
- **75%** of 3rd party smelter-grade **shipments** on **API/Spot** vs. 5% in 2010

Margin Growth

- Increased **value-add products from 57% to 67%**
- Launched innovative **new foundry alloys**
- **Slab casting expansion** supporting **automotive growth**



Alumina
Primary Metals
$2.0B
1.4
0.6
2015

2010 ← **$2.8B Productivity[2]** → 2015

2015 Portfolio Improvements

- **Curtailed Sao Luis** smelter: 74 kmt[3]
- **Closed Pocos** smelter: 96 kmt
- **Curtailed Wenatchee** smelter: 143 kmt[3]
- **Closed Anglesea** power station: 150 MW
- **Secured** 3.5-year agreement with NY State for Massena West: 130 kmt
- **Closed** Massena East site
- **Curtailed Suralco** refinery: 1.3 mmt[3]
- **Closing Warrick** smelter: 269 kmt
- **Curtailing Intalco** smelter: 230 kmt[3]
- **Curtailing Pt. Comfort** refinery: 2.0 mmt[3]
- **Curtailed Lake Charles Anode Plant**

Expected to meet or **exceed 2016 global cost curve targets** of 38th (smelting) & 21st (refining) percentiles

1)Represents combined annual averages of the LME aluminum price + Midwest premium (as published by Platts). 2)2011-2015 represent gross productivity. 3) Capacity figures shown represent the amount of curtailments made in2015 only; total site capacities are: 194 kmt (Sao Luis), 184 kmt (Wenatchee), 2.207 mmt (Suralco), 279 kmt (Intalco), and 2.305 mmt (Pt. Comfort).

Advancing each generation. [Alcoa logo] 29

Business Programs Procurement Overhead Margin Improvement $600M Program: $550M of Productivity Plus $50M of Margin Improvement Actions 2016 Upstream EBITDA Improvement Program, $US Millions Upstream: $600M Business Improvement Program to Counteract Market Headwinds Drive labor productivity improvements Invest in top tier facilities to maximize profitability Develop and deploy product innovations Improve operating performance via core operating standards Reduce raw materials prices Negotiate lower cost energy contracts Reduce price and usage of maintenance and contracted services Lower transportation costs Simplify management reporting Streamline decision making Redesign IT infrastructure Right size business unit and new corporate overhead structure Flex capacity to match market conditions Grow bauxite sales Optimize casting throughput and technology upgrades Reduce spend at curtailed locations $100M $400M $50M $50M Productivity Improvement

Value-Add Co: Premier Provider of Innovative Solutions to Growing Markets Value-Add Co. Business Operations and Key Attributes Premier supplier of high-performance advanced multi-material products and solutions Positioned to strengthen in growth markets with significant customer synergies e.g., aerospace, automotive, and building and construction Expanded multi-material, technology and process expertise Innovation leader with full pipeline of products and solutions Successfully shifting product mix to higher value-add Robust margins and investment opportunities above cost of capital Key Attributes MENA = Middle East and North Africa GRP Aerospace and Automotive Products Global Leader in the automotive & aerospace markets Brazing, Commercial Transportation and Industrial Global Leader for heat exchanger, commercial transportation and industrial solutions Micromill Products and Services Bringing breakthrough products and technology to customers around the world Global Packaging Market Leader in N.A., Russia, MENA, China EPS TCS Power and Propulsion Global Leader in jet engine and industrial gas turbine airfoils Fastening Systems and Rings Global Leader in aerospace; N.A. lead position in commercial transportation market Forgings and Extrusions Global technology leader in aero, defense structures and forged jet engine disks Titanium and Engineered Products World class producer of Ti aero ingot, mill products; subassemblies/ adv. technologies leader Building and Construction Systems N.A. Market Leader in commercial architectural systems Wheel and Transportation Products Global Leader in forged aluminum commercial vehicle wheels

Value-Add Co: Meaningful Synergies Create Value

Value-Add Co. Operating Model and Synergies between EPS, TCS, and GRP Businesses

Technology:



Surface
Coatings
Pilot Production
Process Control
Basic Science
Modeling
Alloy Development
Casting
Forming
Joining
Powder Metallurgy
3D Printing
Automation

Operating Model

Disciplined Execution:
Degrees of Implementation

~12,000 actionable ideas and **26,000+ employees participating**

~9,800
Productivity Actions

~1,600
Growth Actions

~600
Asset Management Actions

Talent[3]:



External Hires
~20%
Internal Moves/ Promotions
~80%
1/1/13 - Present

Customers:

- Over **65% of revenue**[1] from **top 10** customers in **key growth markets** generated by customers who **overlap** across **Value-Add Co. businesses**
- **Cross-business key account management**
- **Net Promoter Score**[2] **increased 4x** since 2010

Purchasing:



$6.6B
Total Value-Add Spend

- **Size** and **scale** to apply **professional** procurement **tools/team**
- **Substantial overlap** in **suppliers**

1) 2015 Revenues 2) Alcoa Customer Experience Survey 2015 3) Mid-level positions and above

Advancing each generation. [Alcoa logo] 32

Multi-Year Contracts Drive Future Value-Add Profits … Aerospace Portfolio Capabilities and Highlights of Aerospace Multi-Year Contracts Signed in 2015 Aerospace Portfolio World class producer of Ti aero ingot, mill products; subassemblies/ adv. technologies leader Multi-Year Contracts ~$100 Million with global OEMs for structural forgings and extrusions ~$3.2 Billion with GE Aviation and other OEMs for engine components Power and Propulsion Forgings & Extrusions EPS: Engineered Products & Solutions; GRP: Alcoa Global Rolled Products Fastening Systems & Rings ~$3.2 Billion with Boeing, Airbus, and other global OEMs for fasteners and rings ~$2.1 Billion with Lockheed, Boeing, and other global OEMs for Ti airframe structures, seat tracks, and other structural components Titanium & Engineered Products Aerospace Structures ~$100 Million with global OEMs for aluminum plate EPS GRP High Performance Engine Castings Jet Engine Rings and Forgings Airfoils: 100% nickel super alloys Structural Castings: ~40% titanium, ~35% nickel super alloys and ~25% aluminum Innovative Fastening Systems Full Service Ti Mill and Fabricated Products Advanced Aerospace Structures Both airframe and engine applications ~40% titanium, ~25% steel and ~35% nickel alloys Aluminum sheet, plate and extrusions Aluminum ~85%, titanium ~10%, and steel forgings ~5% Structural castings: ~50% titanium and ~50% aluminum Complete range of Ti melting, billetizing and rolling capabilities Multi-material high-velocity machining, subassemblies Global leader in jet engine seamless rolled rings ~70% nickel alloys, ~17% titanium,~10% steel, ~3% aluminum Full range of global engine forgings ~55% nickel alloys, ~25% titanium, ~10% steel and ~10% aluminum 2015 a Banner Year: ~$9B

...Increasing Content on Every High Growth Jet Engine…

Indexed Revenue by Key Engine Type

Better Coverage of Key Engine Platforms



Alcoa
Firth Rixson
RTI
Pro forma Revenue / Engine (Indexed to CFM56)
~$740k Rev content / engine on 787 GEnx 1B
100%
+58%
+21%
+15%
+100%
+12%
+16%
+3%
+27%
+25%
+35%
+14%
+13%
Current CFM56
Current V2500
Current PW 1100G
Leap X
Current GEnx 1B
Current Trent 1000
Current GE90
GE9X
Current GEnx 2B
Trent 700
Trent 7000
Trent XWB
Current GP7200
Current Trent 900
B737 NG A320 CEO
A320 CEO
A320 NEO
B737 Max A320 NEO
B787
B777
B777X
B747-8
A330 CEO
A330 NEO
A350
A380
Single Aisle
Boeing Twin Aisle
Airbus Twin Aisle

CFRP = Carbon Fiber Reinforced Polymer.

Advancing each generation. [Alcoa logo] 34

...and Increasing Content on Every High Growth Aircraft Platform

Indexed Revenue by Aircraft Type



Strong Revenue Generator on All Platforms
Pro forma Revenue / Aircraft (Indexed to B737 NG)
Alcoa
Firth Rixson
RTI
100%
+17%
+29%
+13%
B767(metallic): ~$2.7M Rev content / shipset
B787 (CFRP): ~$6.4M Rev content / shipset
+11%
+1%
+3%
+51%
+18%
+19%
CFRP Intensive
Current
B737 NG
B737 Max
Current
B767
B787
B777
B777X
Current
B747-8
Current
A320 CEO
A320 Neo
Current
A330 CEO
A330 Neo
A350
A380
Boeing
Airbus

CFRP = Carbon Fiber Reinforced Polymer.

Advancing each generation. [Alcoa logo] 35

Innovation, Investments and Productivity Drive Past and Future Growth

Value-Add Portfolio Drivers to EBITDA and Margin Growth from 2008 to 2015 (in $B), Future Drivers

Business Improvement Program: ~$650M

Delivering Results

+700 basis point Margin Improvement

2008: 1.2 (8%) → 2015: 2.0 (15%)

Exits	Acquisitions	Organic Growth	Innovation
EPS • Divested wire harness, auto space frame, and soft alloy extrusions[2] businesses ***GRP*** • Sold / closed 8 rolling mills[3] ***TCS*** • Exited Automotive wheels	***EPS*** • Firth Rixson • RTI • TITAL • Valley Todeco • Linread • Republic • Van Petty ***TCS*** • Barberton facility • Traco	***EPS*** • LaPorte • Hampton • 50kmt Press (Cleveland) • Al-Li Casthouse • Powder production (Al, Ni, Ti) • 3D Printing Direct Manufacturing ***GRP*** • Davenport auto • Tennessee auto • Aseptic packaging • Russia End & Tab ***TCS*** • Hungary DuraBright® • AWTP China	***EPS*** • EEQ light weight blades • 3D core cooling schemes • PVD[4] coating processes • Al-Li front fan blade (GTF) • Monolithic forgings (JSF) • Al-Li floor beams & wing stringers (A380) • ArmX armor plate + forgings • Fasteners: Flite-Tite®, VTP[5] Bolt, Bob-Tail®, Threaded Lockbolt ***GRP*** • A951 • Al-Li • Micromill • Multi-layer brazing • Aluminum bottle ***TCS*** • Wheels: Ultra ONE, DuraBright® EVO™, LvL One • B&C: Ultra Thermal & Blast Impact products

2008 ←---------- **$4.4B Productivity[1]** ----------→ 2015

2016 Profitability Levers

- **Business Programs (~$370M)**
  - ***GRP***
    - *Shift to higher margin products*
    - *Automotive growth*
    - *Micromill*
  - ***EPS***
    - *Ramp up La Porte, Hampton, Lafayette*
    - *Integration FR, RTI, Tital*
    - *Process productivity/automation gains*
    - *Low-cost country footprint*
  - ***TCS***
    - *Expansion of proprietary technology*
    - *Expansion into new select markets / segments*
- **Procurement: (~$230M)**
  - *MRO[6] and indirect services*
  - *Strategic Material and Metals*
  - *Energy*
  - *Transportation*
- **Overhead (~$50M)**
  - *Optimized structure*
  - *Penetration shared services*

1) 2009-2010 represent net productivity; 2011-2015 represent gross productivity. 2) Does not include L.A. soft alloy extrusions business 3) The Texarkana casthouse was restarted in 2015 and, therefore, is no longer included in this number 4) PVD: Plasma Vapor Deposition. 5) VTP: Vertical Tail Plane. 6) Maintenance, Repair and Operations

Advancing each generation. [Alcoa logo] 36

Executing Separation – On Course for Second Half of 2016 Separation Approximate Timeline and Path to Completion 4Q 2015 1st Half 2016 2nd Half 2016 Launch New Value-Add Name and Brand Separate Supplier/Partner Contracts Form 10 Filing - e.g., 3-Year Carve-Out and 1-Year Pro-Forma Financials Form of Separation and Legal Structure Capital Structure Allocation of Assets and Liabilities Governance Structure Form 10 Effectiveness and Final Board Approval Complete Separation of IT Systems and Infrastructure Complete Financing Begin Trading as Two Companies Launched the Separation Program Office Announced the Executive Management Teams Confirmed U.S. Domicile for Both Companies Launched New Business Improvement Programs for 2016 Value-Add to Deliver $650M Upstream to Deliver $600M Above Includes Overhead Reductions Across Alcoa ($100M1 in 2016, $225M over two years) ü ü ü ü 1) $50M of $100M to be realized in 2016 comes from Value-Add, remaining $50M from Upstream.

Value-Add Geared for Profitable Growth; Significant Aero, Auto Traction Robust Business Improvement Programs to Strengthen Both Portfolios Pulling All Upstream Levers to Improve Profitability On Track to Separate into Two Strong Companies On Track for Completing Separation 2nd Half of 2016

Nahla Azmy Vice President, Investor Relations Alcoa 390 Park Avenue New York, NY 10022-4608 Telephone: (212) 836-2674 Email: nahla.azmy@alcoa.com www.alcoa.com Additional Information

2016 modeling support 2016 Modeling Support Operational, Investment, and Financial Business Improvement Programs Operational Tax Rate Capital Expenditures Pension Contribution Sustaining: $700M Return Seeking: $700M ~$300M 32% Net Income Sensitivities1 Currencies Commodity Prices Change Impact to Net Income LME Aluminum API Spot / Alumina Australian $ Brazilian Real Euro € Canadian $ Norwegian Kroner 0.01 change in USD / AUD 0.01 change in BRL / USD 0.01 change in USD / EUR 0.01 change in CAD/ USD 0.01 change in NOK / USD +/- $11 Million Minimal Impact +/- $1 Million +/- $2 Million +/- $2 Million +/- $160 Million +/- $20 Million Total: +/- $10/MT $550M $600M Value Add Upstream Overhead $650M $600M $50M $50M 1) Sensitivities are on an annual basis, variances may occur on a quarterly basis +/- $100/MT

Composition of Regional Premium Pricing Convention 2015 Shipments Regional Premiums Estimated Pricing Convention 54% Midwest – Platts 15-day lag 35% Rotterdam DP – Metal Bulletin 15-day lag 10% CIF Japan – Platts Month prior to Quarter start 1% Negotiated Annual

$ Millions $ Millions EPS Sequential Quarter Bridge Value-Add Co. Segment Bridges – 4Q 2015 GRP Sequential Quarter Bridge EPS = Engineered Products and Solutions GRP = Global Rolled Products TCS = Transportation and Construction Solutions Currency $ Millions TCS Sequential Quarter Bridge

$ Millions $ Millions Upstream Co. Segment Bridges – 4Q 2015 Currency $ FX Alumina Year-over-Year Bridge Primary Metals Year-over-Year Bridge

Special Items Pre-tax, Before NCI After-tax, After NCI $ Millions, except per-share amounts 3Q15 4Q15 3Q15 4Q15 Income Statement Classification Segment Income from Continuing Operations $206 ($520) $44 ($500) Income per Diluted Share - - $0.02 ($0.39) Restructuring-Related ($94) ($522) ($43) ($287 Restructuring and Other Charges/COGS Corporate/ Alumina/ Primary Metals Q4’15 Overhead Reduction Program - ($72) - ($47) Restructuring and Other Charges/COGS Corporate Tax Items - - ($15) ($189) Income Taxes Corporate/GRP Goodwill Impairment - ($25) - ($25) Impairment of Goodwill Corporate Gain on Land Sale $38 - $25 - Other Income, Net Corporate Portfolio Transaction Costs ($25) ($12) ($22) ($12) SG&A Corporate Mark-to-Market Energy Contracts ($17) ($9) ($10) ($5) Other Expenses, Net Corporate Special Items ($98) ($640) ($65) ($565) Income from Continuing Ops excl. Special Items $304 $120 $109 $65 Income per Diluted Share excl. Special Items - - $0.07 $0.04 NCI: Non-Controlling Interest See appendix for Adjusted Income reconciliation

Revenue Change by Market - 4Q 2015 1% (8%) (9%) (9%) (6%) (5%) (8%) (7%) (8%) (20%) (1%) 21% (2%) (11%) (25%) (5%) (37%) 5% (23%) (6%) (28%) (33%) 4Q15 Third-Party Revenue Sequential Change Year-Over-Year Change

Year-Over-Year Change Revenue Change by Market – FY 2015 24% 60% (8%) (21%) 3% (34%) 3% (18%) 17% (2%) (18%) FY 2015 Third-Party Revenue

Composition of Upstream Production Costs Input Cost Inventory flow Pricing convention Annual ATOI Sensitivity Fuel oil 1 – 2 months Prior month $2m per $1/bbl Natural gas1 N/A N/A N/A Caustic soda 3 - 6 months Spot & semi-annual $8m per $10/DMT Refining Cost Structure Smelting Cost Structure Input Cost Inventory flow Pricing convention Annual ATOI Sensitivity Coke 1 - 2 months Spot, quarterly & semi-annual $7m per $10/MT Pitch 1 - 2 months Spot, quarterly & semi-annual $2m per $10/MT 1Natural gas information related to Point Comfort will no longer apply as we are curtailing the plant. Australia is priced on a rolling 16 quarter average

Alcoa Upstream capacity closed, sold and idled Facility Year kmt Baie Comeau 2008 53 Eastalco 2010 195 Badin 2010 60 Warrick 2010 40 Tennessee 2011 215 Rockdale 2011 76 Baie Comeau 2013 105 Fusina 2013 44 Massena East 2013 41 Massena East 2014 84 Point Henry 2014 190 Portovesme 2014 150 Mt. Holly (sale of 50.33% interest) 2014 115 Pocos 2015 96 Total 1,464 Closed/sold since December 2007 Facility kmt Rockdale 191 Sao Luis 268 Intalco 49 Wenatchee 184 Aviles 32 Portland 30 La Coruna 24 Total 778 Smelting Capacity1 Idled Refining Capacity1 Facility Year kmt Jamalco (sale of 55% interest) 2014 779 Total 779 Closed/sold since December 2007 Facility kmt Suriname 2,207 Point Comfort 670 Total 2,877 Idled As of December 31, 2015. Note: Once all announced actions are implemented, Alcoa globally will have 2.1 million metric tons of operating smelting capacity and 12.3million metric tons of operating refining capacity remaining.

Reconciliations [Alcoa logo]

Reconciliation of ATOI to Consolidated Net (Loss) Income Attributable to Alcoa[1]

(in millions)

	1Q14	2Q14	3Q14	4Q14	2014	1Q15	2Q15	3Q15	4Q15	2015
Total segment ATOI[2]	$320	$408	$581	$659	$1,968	$656	$567	$410	$273	$1,906
Unallocated amounts (net of tax):										
Impact of LIFO	(7)	(8)	(18)	(21)	(54)	7	36	50	43	136
Metal price lag[2]	7	11	38	22	78	(23)	(39)	(48)	(23)	(133)
Interest expense	(78)	(69)	(81)	(80)	(308)	(80)	(80)	(80)	(84)	(324)
Noncontrolling interests	19	9	18	45	91	(60)	(67)	(62)	64	(125)
Corporate expense	(65)	(67)	(72)	(80)	(284)	(62)	(65)	(72)	(67)	(266)
Impairment of goodwill	–	–	–	–	–	–	–	–	(25)	(25)
Restructuring and other charges	(321)	(77)	(189)	(307)	(894)	(161)	(159)	(48)	(374)	(742)
Other	(53)	(69)	(128)	(79)	(329)	(82)	(53)	(106)	(307)	(548)
Consolidated net (loss) income attributable to Alcoa	$(178)	$138	$149	$159	$268	$195	$140	$44	$(500)	$(121)

(1) In the third quarter of 2015, management approved a realignment of Alcoa's Engineered Products and Solutions segment due to the expansion of this part of Alcoa's business portfolio through both organic and inorganic growth. A portion of this realignment consisted of moving the Latin American soft alloy extrusions business from Corporate into a new Transportation and Construction Solutions segment (see the Reconciliation of Transportation and Construction Solutions Adjusted EBITDA for additional information). Segment information for all prior periods presented was updated to reflect the new segment structure.

(2) Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Global Rolled Products and Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions – see footnote 1 above) segments in order to enhance the visibility of the underlying operating performance of these businesses. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by the respective segment. The impact of metal price lag is now reported as a separate line item in Alcoa's reconciliation of total segment ATOI to consolidated net (loss) income attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.

Advancing each generation. [Alcoa logo] 50

Reconciliation of ATOI to Consolidated Net (Loss) Income Attributable to Alcoa[1] – Supplemental View

(in millions)	1Q14	2Q14	3Q14	4Q14	2014	1Q15	2Q15	3Q15	4Q15	2015
Total segment ATOI[2]	$320	$408	$581	$659	$1,968	$656	$567	$410	$273	$1,906
Unallocated amounts (net of tax):										
Impact of LIFO	(7)	(8)	(18)	(21)	(54)	7	36	50	43	136
Metal price lag[2]	7	11	38	22	78	(23)	(39)	(48)	(23)	(133)
Interest expense	(78)	(69)	(72)	(80)	(299)	(80)	(80)	(80)	(84)	(324)
Noncontrolling interests	(20)	(13)	(29)	(72)	(134)	(95)	(87)	(92)	(25)	(299)
Corporate expense	(66)	(58)	(68)	(60)	(252)	(56)	(60)	(55)	(55)	(226)
Other	(58)	(55)	(62)	(16)	(191)	(46)	(87)	(76)	(64)	(273)
Income excluding special items	98	216	370	432	1,116	363	250	109	65	787
Special items[3]	(276)	(78)	(221)	(273)	(848)	(168)	(110)	(65)	(565)	(908)
Consolidated net (loss) income attributable to Alcoa	$(178)	$138	$149	$159	$268	$195	$140	$44	$(500)	$(121)

NOTES FOR CORPORATE AMOUNTS:

LIFO and Metal price lag – these items tend to offset each other over time as the same underlying market conditions typically drive both amounts.

Noncontrolling interests – primarily represents Alumina Limited's 40% share of the operating results of the Alcoa World Alumina and Chemicals joint venture, which principally comprises Alcoa's Alumina segment.

Corporate expense – represents general and administrative expenses attributable to Alcoa's corporate and business support locations, as well as costs associated with Alcoa's corporate research and development center.

Other – includes all other income and expenses not included in the segments, primarily: postretirement benefits and environmental remediation costs associated with certain closed or divested businesses; various corporate eliminations of inter-segment transactions; certain corporate foreign currency gains and losses; and the impact of the difference between the income tax rates applicable to the segments and the consolidated effective tax rate of the Company.

[1] In the third quarter of 2015, management approved a realignment of Alcoa's Engineered Products and Solutions segment due to the expansion of this part of Alcoa's business portfolio through both organic and inorganic growth. A portion of this realignment consisted of moving the Latin American soft alloy extrusions business from Corporate into a new Transportation and Construction Solutions segment (see the Reconciliation of Transportation and Construction Solutions Adjusted EBITDA for additional information). Segment information for all prior periods presented was updated to reflect the new segment structure.

[2] Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Global Rolled Products and Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions – see footnote 1 above) segments in order to enhance the visibility of the underlying operating performance of these businesses. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by the respective segment. The impact of metal price lag is now reported as a separate line item in Alcoa's reconciliation of total segment ATOI to consolidated net (loss) income attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.

[3] Special items are defined as restructuring and other charges, discrete tax items, and other special items. See the Reconciliation of Adjusted Income (Loss) for additional information.

Advancing each generation. [Alcoa logo] 51

Reconciliation of Adjusted Income (Loss)

(in millions, except per-share amounts)	Income (Loss)			Diluted EPS[3]		
	Quarter ended			Quarter ended		
	December 31, 2014	September 30, 2015	December 31, 2015	December 31, 2014	September 30, 2015	December 31, 2015
Net income (loss) attributable to Alcoa	$159	$44	$(500)	$0.11	$0.02	$(0.39)
Restructuring and other charges	200	30	306			
Discrete tax items[1]	16	4	187			
Other special items[2]	57	31	72			
Net income attributable to Alcoa – as adjusted	$432	$109	$65	0.33	0.07	0.04

Net income (loss) attributable to Alcoa – as adjusted is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Alcoa excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, "special items"). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income (loss) attributable to Alcoa determined under GAAP as well as Net income attributable to Alcoa – as adjusted.

[1] Discrete tax items include the following:
- for the quarter ended December 31, 2015, a charge for valuation allowances related to certain U.S. and Iceland deferred tax assets ($190) and a net benefit for a number of small items ($3);
- for the quarter ended September 30, 2015, a net charge for a number of small items; and
- for the quarter ended December 31, 2014, a charge for the remeasurement of certain deferred tax assets of a subsidiary in Spain due to a tax rate change ($16), a benefit for an adjustment to the remeasurement of certain deferred tax assets of a subsidiary in Brazil due to a tax rate change ($3), and a net charge for a number of small items ($3).

[2] Other special items include the following:
- for the quarter ended December 31, 2015, a write-down of inventory related to the permanent closure or temporary curtailment of various facilities in Suriname and the United States ($28), an impairment of goodwill related to the soft alloy extrusions business in Brazil ($25), costs associated with the planned separation of Alcoa ($12), a net unfavorable change in certain mark-to-market energy derivative contracts ($5), and an unfavorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($2);
- for the quarter ended September 30, 2015, an unfavorable tax impact resulting from the difference between Alcoa's consolidated estimated annual effective tax rate and the statutory rates applicable to special items ($27), a gain on the sale of land in the United States and an equity investment in a China rolling mill ($25), costs associated with the planned separation of Alcoa and the acquisition of RTI International Metals ($22), a favorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($16), a write-down of inventory related to a refinery in Suriname ($13), and a net unfavorable change in certain mark-to-market energy derivative contracts ($10); and
- for the quarter ended December 31, 2014, an unfavorable tax impact resulting from the difference between Alcoa's consolidated estimated annual effective tax rate and the statutory rates applicable to special items ($81), a favorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($44), costs associated with the acquisition of Firth Rixson and the then-planned acquisition of TITAL ($22), and a net favorable change in certain mark-to-market energy derivative contracts ($2).

[3] The average number of shares applicable to diluted EPS for Net income (loss) attributable to Alcoa common shareholders excludes certain share equivalents as their effect was anti-dilutive. However, certain of these share equivalents may become dilutive in the EPS calculation applicable to Net income attributable to Alcoa common shareholders – as adjusted due to a larger and/or positive numerator. Specifically:
- for the quarter ended December 31, 2015, share equivalents associated with outstanding employee stock options and awards were dilutive based on Net income attributable to Alcoa common shareholders – as adjusted, resulting in a diluted average number of shares of 1,324,378,133;
- for the quarter ended September 30, 2015, no additional share equivalents were dilutive based on Net income attributable to Alcoa common shareholders – as adjusted, resulting in a diluted average number of shares of 1,294,392,945; and
- for the quarter ended December 31, 2014, share equivalents associated with mandatory convertible preferred stock were dilutive based on Net income attributable to Alcoa common shareholders – as adjusted, resulting in a diluted average number of shares of 1,294,701,805 (the subtraction of preferred stock dividends declared from the numerator needs to be reversed since the related mandatory convertible preferred stock was dilutive).

Advancing each generation. [Alcoa logo] 52

Reconciliation of Adjusted Income (Loss), continued

(in millions, except per-share amounts)	Income (Loss)		Diluted EPS[3]	
	Year ended		Year ended	
	December 31, 2014	December 31, 2015	December 31, 2014	December 31, 2015
Net income (loss) attributable to Alcoa	$268	$(121)	$0.21	$(0.15)
Restructuring and other charges	703	635		
Discrete tax items[1]	33	186		
Other special items[2]	112	87		
Net income attributable to Alcoa – as adjusted	$1,116	$787	0.92	0.56

Net income (loss) attributable to Alcoa – as adjusted is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Alcoa excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, "special items"). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income (loss) attributable to Alcoa determined under GAAP as well as Net income attributable to Alcoa – as adjusted.

[1] Discrete tax items include the following:
- for the year ended December 31, 2015, a charge for valuation allowances related to certain U.S. and Iceland deferred tax assets ($190) and a net benefit for a number of small items ($4); and
- for the year ended December 31, 2014, a charge for the remeasurement of certain deferred tax assets of a subsidiary in Brazil due to a tax rate change ($31), a charge for the remeasurement of certain deferred tax assets of a subsidiary in Spain due to a tax rate change ($16), and a net benefit for a number of other items ($14).

[2] Other special items include the following:
- for the year ended December 31, 2015, costs associated with the planned separation of Alcoa and the acquisitions of RTI International Metals and TITAL ($46), a gain on the sale of land in the United States and an equity investment in a China rolling mill ($44), a write-down of inventory related to the permanent closure or temporary curtailment of various facilities in Suriname, the United States, Brazil, and Australia ($43), an impairment of goodwill related to the soft alloy extrusions business in Brazil ($25), and a net unfavorable change in certain mark-to-market energy derivative contracts ($17); and
- for the year ended December 31, 2014, a write-down of inventory related to the permanent closure of various facilities in Italy, Australia, and the United States ($47), costs associated with the acquisition of Firth Rixson and the then-planned acquisition of TITAL ($47), a gain on the sale of both a mining interest in Suriname and an equity investment in a China rolling mill ($20), an unfavorable impact related to the restart of one potline at the joint venture in Saudi Arabia that was previously shut down due to a period of pot instability ($19), costs associated with preparation for and ratification of a new labor agreement with the United Steelworkers ($11), a net unfavorable change in certain mark-to-market energy derivative contracts ($6), and a loss on the write-down of an asset to fair value ($2).

[3] The average number of shares applicable to diluted EPS for Net income (loss) attributable to Alcoa common shareholders excludes certain share equivalents as their effect was anti-dilutive. However, certain of these share equivalents may become dilutive in the EPS calculation applicable to Net income attributable to Alcoa common shareholders – as adjusted due to a larger and/or positive numerator. Specifically:
- for the year ended December 31, 2015, share equivalents associated with both outstanding employee stock options and awards and convertible notes related to the acquisition of RTI International Metals were dilutive based on Net income attributable to Alcoa common shareholders – as adjusted, resulting in a diluted average number of shares of 1,288,633,988 (after-tax interest expense of $8 needs to be added back to the numerator since the convertible notes were dilutive); and
- for the year ended December 31, 2014, share equivalents associated with both Alcoa's 5.25% convertible notes and mandatory convertible preferred stock were dilutive based on Net income attributable to Alcoa common shareholders – as adjusted, resulting in a diluted average number of shares of 1,217,720,724 (after-tax interest expense of $6 needs to be added back to the numerator since the convertible notes were dilutive and the subtraction of $19 of the preferred stock dividends declared from the numerator needs to be reversed since the related mandatory convertible preferred stock was dilutive).

Advancing each generation. [Alcoa logo] 53

Reconciliation of Alcoa Adjusted EBITDA

($ in millions)	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	4Q14	3Q15	4Q15*
Net income (loss) attributable to Alcoa	$1,233	$2,248	$2,564	$(74)	$(1,151)	$254	$611	$191	$(2,285)	$268	$(121)	$159	$44	$(500)
Add:														
Net income (loss) attributable to noncontrolling interests	259	436	365	221	61	138	194	(29)	41	(91)	125	(45)	62	(64)
Cumulative effect of accounting changes	2	–	–	–	–	–	–	–	–	–	–	–	–	–
Loss (income) from discontinued operations	50	(22)	250	303	166	8	3	–	–	–	–	–	–	–
Provision (benefit) for income taxes	464	853	1,623	342	(574)	148	255	162	428	320	445	120	100	44
Other (income) expenses, net	(478)	(236)	(1,920)	(59)	(161)	5	(87)	(341)	(25)	47	2	(6)	(15)	29
Interest expense	339	384	401	407	470	494	524	490	453	473	498	122	123	129
Restructuring and other charges	266	507	268	939	237	207	281	172	782	1,168	994	388	66	534
Impairment of goodwill	–	–	–	–	–	–	–	–	1,731	–	25	–	–	25
Provision for depreciation, depletion, and amortization	1,227	1,252	1,244	1,234	1,311	1,450	1,479	1,460	1,421	1,371	1,280	335	318	322
Adjusted EBITDA	$3,362	$5,422	$4,795	$3,313	$359	$2,704	$3,260	$2,105	$2,546	$3,556	$3,248	$1,073	$698	$519
Sales	$24,149	$28,950	$29,280	$26,901	$18,439	$21,013	$24,951	$23,700	$23,032	$23,906	$22,534	$6,377	$5,573	$5,245
Adjusted EBITDA Margin	13.9%	18.7%	16.4%	12.3%	1.9%	12.9%	13.1%	8.9%	11.1%	14.9%	14.4%	16.8%	12.5%	9.9%

* In 4Q15, the Adjusted EBITDA of Alcoa includes $71 of special items as follows: a write-down of inventory related to the permanent closure or temporary curtailment of various facilities in Suriname and the United States ($59) and costs associated with the planned separation of Alcoa ($12). Excluding these special items, Adjusted EBITDA was $590 in 4Q15.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 54

Reconciliation of Alumina Adjusted EBITDA

($ in millions, except per metric ton amounts)	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	4Q14	3Q15	4Q15
After-tax operating income (ATOI)	$682	$1,050	$956	$727	$112	$301	$607	$90	$259	$370	$746	$178	$212	$98
Add:														
Depreciation, depletion, and amortization	172	192	267	268	292	406	444	455	426	387	296	90	71	68
Equity loss (income)	–	2	(1)	(7)	(8)	(10)	(25)	(5)	4	29	41	10	9	14
Income taxes	246	428	340	277	(22)	60	179	(27)	66	153	300	75	85	36
Other	(8)	(6)	2	(26)	(92)	(5)	(44)	(8)	(6)	(28)	1	2	(1)	2
Adjusted EBITDA	$1,092	$1,666	$1,564	$1,239	$282	$752	$1,161	$505	$749	$911	$1,384	$355	$376	$218
Production (thousand metric tons) (kmt)	14,598	15,128	15,084	15,256	14,265	15,922	16,486	16,342	16,618	16,606	15,720	4,161	3,954	3,856
Adjusted EBITDA / Production ($ per metric ton)	$75	$110	$104	$81	$20	$47	$70	$31	$45	$55	$88	$85	$95	$57

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 55

Reconciliation of Primary Metals Adjusted EBITDA

($ in millions, except per metric ton amounts)	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	4Q14	3Q15	4Q15
After-tax operating income (ATOI)	$822	$1,760	$1,445	$931	$(612)	$488	$481	$309	$(20)	$594	$155	$267	$(59)	$(40)
Add:														
Depreciation, depletion, and amortization	368	395	410	503	560	571	556	532	526	494	429	117	106	105
Equity loss (income)	12	(82)	(57)	(2)	26	(1)	7	27	51	34	12	(11)	7	(3)
Income taxes	307	726	542	172	(365)	96	92	106	(74)	203	(28)	89	(49)	(42)
Other	(96)	(13)	(27)	(32)	(176)	(7)	2	(422)	(8)	(6)	(2)	(2)	(2)	1
Adjusted EBITDA	$1,413	$2,786	$2,313	$1,572	$(567)	$1,147	$1,138	$552	$475	$1,319	$566	$460	$3	$21
Production (thousand metric tons) (kmt)	3,554	3,552	3,693	4,007	3,564	3,586	3,775	3,742	3,550	3,125	2,811	731	700	699
Adjusted EBITDA / Production ($ per metric ton)	$398	$784	$626	$392	$(159)	$320	$301	$148	$134	$422	$201	$629	$4	$30

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 56

Reconciliation of Upstream[1] Adjusted EBITDA

(in millions)	2008	2009	2010	2011	2012	2013	2014	2015[2]
After-tax operating income (ATOI)	$1,658	$(500)	$789	$1,088	$399	$239	$964	$901
Add:								
Depreciation, depletion, and amortization	771	852	977	1,000	987	952	881	725
Equity (income) loss	(9)	18	(11)	(18)	22	55	63	53
Income taxes	449	(387)	156	271	79	(8)	356	272
Other	(58)	(268)	(12)	(42)	(430)	(14)	(34)	(1)
Adjusted EBITDA	$2,811	$(285)	$1,899	$2,299	$1,057	$1,224	$2,230	$1,950

(1) Upstream is composed of the Alumina and Primary Metals segments.

(2) The Adjusted EBITDA for 2015 is composed of $0.9 billion for the refining business unit, $0.5 billion for the mining business unit, $0.2 billion for the smelting business unit, $0.2 billion for the casting business unit, $0.3 billion for the energy business unit, and $(0.1) billion related to curtailed locations and other.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 57

Reconciliation of Global Rolled Products Adjusted EBITDA[1]

($ in millions, except per metric ton amounts)	2005	2006	2007	2008	2009	2010[2]	2011[2]	2012[2]	2013	2014	2015	4Q14	3Q15	4Q15
After-tax operating income (ATOI)	$278	$233	$178	$(3)	$(49)	$220	$266	$358	$292	$245	$244	$52	$62	$52
Add:														
Depreciation, depletion, and amortization	220	223	227	216	227	238	237	229	226	235	227	57	56	59
Equity loss	–	2	–	–	–	–	3	6	13	27	32	8	8	8
Income taxes	121	58	92	35	48	92	104	167	123	89	109	16	28	20
Other	1	20	1	6	(2)	1	1	(2)	–	(1)	(1)	–	(1)	–
Adjusted EBITDA	$620	$536	$498	$254	$224	$551	$611	$758	$654	$595	$611	$133	$153	$139
Total shipments (thousand metric tons) (kmt)	2,250	2,376	2,482	2,361	1,888	1,755	1,866	1,943	1,989	2,056	1,836	508	464	446
Adjusted EBITDA / Total shipments ($ per metric ton)	$276	$226	$201	$108	$119	$314	$327	$390	$329	$289	$333	$262	$330	$312

[1] Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Global Rolled Products segment in order to enhance the visibility of the underlying operating performance of this business. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by this segment. The impact of metal price lag is now reported as a separate line item in Alcoa's reconciliation of total segment ATOI to consolidated net (loss) income attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.

[2] The average Adjusted EBITDA per metric ton of these three years equals $344 and represents the average historical high for the Global Rolled Products segment. Alcoa has a 2016 target to meet or exceed this average historical high.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 58

Reconciliation of Engineered Products and Solutions[1] Adjusted EBITDA[2]

($ in millions)	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	4Q14	3Q15	4Q15
After-tax operating income (ATOI)	$183	$237	$351	$465	$321	$355	$436	$484	$569	$579	$595	$124	$151	$123
Add:														
Depreciation, depletion, and amortization	114	111	114	118	118	114	120	122	124	137	233	42	61	67
Income taxes	86	128	186	225	159	182	224	248	286	298	282	64	71	54
Other	(12)	2	2	2	2	–	–	–	–	–	–	(1)	–	–
Adjusted EBITDA	$371	$478	$653	$810	$600	$651	$780	$854	$979	$1,014	$1,110	$229	$283	$244
Third-party sales	$2,966	$3,406	$3,821	$4,215	$3,355	$3,225	$3,716	$3,863	$4,054	$4,217	$5,342	$1,114	$1,397	$1,409
Adjusted EBITDA Margin	12.5%	14.0%	17.1%	19.2%	17.9%	20.2%	21.0%	22.1%	24.1%	24.0%	20.8%	20.6%	20.3%	17.3%

[1] In the third quarter of 2015, management approved a realignment of Alcoa's Engineered Products and Solutions segment due to the expansion of this part of Alcoa's business portfolio through both organic and inorganic growth. This realignment consisted of moving both the Alcoa Wheel and Transportation Products and Building and Construction Systems business units to a new reportable segment named Transportation and Construction Solutions. Additionally, the Latin American soft alloy extrusions business previously included in Corporate was moved into the new Transportation and Construction Solutions segment. The remaining Engineered Products and Solutions segment consists of the Alcoa Fastening Systems and Rings (renamed to include portions of the Firth Rixson business acquired in November 2014), Alcoa Power and Propulsion (includes the TITAL business acquired in March 2015), Alcoa Forgings and Extrusions (includes the other portions of Firth Rixson), and Alcoa Titanium and Engineered Products (a new business unit that represents the RTI International Metals business acquired in July 2015) business units. Segment information for all prior periods presented was updated to reflect the new segment structure.

[2] Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions – see footnote 1 above) segment in order to enhance the visibility of the underlying operating performance of this business. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by this segment. The impact of metal price lag is now reported as a separate line item in Alcoa's reconciliation of total segment ATOI to consolidated net (loss) income attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 59

Reconciliation of Transportation and Construction Solutions[1] Adjusted EBITDA[2]

($ in millions)	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	4Q14	3Q15	4Q15
After-tax operating income (ATOI)	$94	$129	$94	$82	$5	$73	$109	$126	$167	$180	$166	$38	$44	$40
Add:														
Depreciation, depletion, and amortization	50	45	55	53	65	48	45	42	42	42	43	11	11	11
Equity loss (income)	–	6	–	–	(2)	(2)	(1)	–	–	–	–	–	–	–
Income taxes	30	27	7	–	(21)	18	38	49	67	69	63	14	18	14
Other	1	(4)	(10)	–	–	–	(1)	(9)	(2)	–	(1)	–	(1)	–
Adjusted EBITDA	$175	$203	$146	$135	$47	$137	$190	$208	$274	$291	$271	$63	$72	$65
Third-party sales	$1,954	$2,204	$2,249	$2,270	$1,537	$1,656	$1,936	$1,914	$1,951	$2,021	$1,882	$500	$475	$444
Adjusted EBITDA Margin	9.0%	9.2%	6.5%	5.9%	3.1%	8.3%	9.8%	10.9%	14.0%	14.4%	14.4%	12.6%	15.2%	14.6%

[1] In the third quarter of 2015, management approved a realignment of Alcoa's Engineered Products and Solutions segment due to the expansion of this part of Alcoa's business portfolio through both organic and inorganic growth. This realignment consisted of moving both the Alcoa Wheel and Transportation Products and Building and Construction Systems business units to a new reportable segment named Transportation and Construction Solutions. Additionally, the Latin American extrusions business previously included in Corporate was moved into the new Transportation and Construction Solutions segment. The remaining Engineered Products and Solutions segment consists of the Alcoa Fastening Systems and Rings (renamed to include portions of the Firth Rixson business acquired in November 2014), Alcoa Power and Propulsion (includes the TITAL business acquired in March 2015), Alcoa Forgings and Extrusions (includes the other portions of Firth Rixson), and Alcoa Titanium and Engineered Products (a new business unit that represents the RTI International Metals business acquired in July 2015) business units. Segment information for all prior periods presented was updated to reflect the new segment structure.

[2] Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions – see footnote 1 above) segment in order to enhance the visibility of the underlying operating performance of this business. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by this segment. The impact of metal price lag is now reported as a separate line item in Alcoa's reconciliation of total segment ATOI to consolidated net (loss) income attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 60

Reconciliation of Value Add[(1)] Adjusted EBITDA[(2)]

($ in millions)	2008	2009	2010	2011	2012	2013	2014	2015
After-tax operating income (ATOI)	$544	$277	$648	$811	$968	$1,028	$1,004	$1,005
Add:								
Depreciation, depletion, and amortization	387	410	400	402	393	392	414	503
Equity (income) loss	–	(2)	(2)	2	6	13	27	32
Income taxes	260	186	292	366	464	476	456	454
Other	8	–	1	–	(11)	(2)	(1)	(2)
Adjusted EBITDA	$1,199	$871	$1,339	$1,581	$1,820	$1,907	$1,900	$1,992
Third-party sales	$15,451	$10,961	$11,158	$13,294	$13,155	$13,111	$13,589	$13,462
Adjusted EBITDA Margin	7.8%	7.9%	12.0%	11.9%	13.8%	14.5%	14.0%	14.8%

(1) Value Add Co. is composed of the Global Rolled Products, Engineered Products and Solutions, and Transportation and Construction Solutions segments. In the third quarter of 2015, management approved a realignment of Alcoa's Engineered Products and Solutions segment due to the expansion of this part of Alcoa's business portfolio through both organic and inorganic growth. This realignment consisted of moving both the Alcoa Wheel and Transportation Products and Building and Construction Systems business units to a new reportable segment named Transportation and Construction Solutions. Additionally, the Latin American soft alloy extrusions business previously included in Corporate was moved into the new Transportation and Construction Solutions segment. The remaining Engineered Products and Solutions segment consists of the Alcoa Fastening Systems and Rings (renamed to include portions of the Firth Rixson business acquired in November 2014), Alcoa Power and Propulsion (includes the TITAL business acquired in March 2015), Alcoa Forgings and Extrusions (includes the other portions of Firth Rixson), and Alcoa Titanium and Engineered Products (a new business unit that represents the RTI International Metals business acquired in July 2015) business units. Segment information for all prior periods presented was updated to reflect the new segment structure.

(2) Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Global Rolled Products and Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions – see footnote 1 above) segments in order to enhance the visibility of the underlying operating performance of these businesses. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by the respective segment. The impact of metal price lag is now reported as a separate line item in Alcoa's reconciliation of total segment ATOI to consolidated net (loss) income attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

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Reconciliation of Free Cash Flow (in millions) Year ended Quarter ended December 31, 2010 December 31, 2011 December 31, 2012 December 31, 2013 December 31, 2014 December 31, 2015 December 31, 2014 September 30, 2015 December 31, 2015 Cash from operations $2,261 $2,193 $1,497 $1,578 $1,674 $1,582 $1,458 $420 $865 Capital expenditures (1,015) (1,287) (1,261) (1,193) (1,219) (1,180) (469) (268) (398) Free cash flow $1,246 $906 $236 $385 $455 $402 $989 $152 $467 Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand Alcoa’s asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Days Working Capital

($ in millions)

	Quarter ended															
	31-Mar-12	30-Jun-12	30-Sep-12	31-Dec-12	31-Mar-13	30-Jun-13	30-Sep-13	31-Dec-13	31-Mar-14	30-Jun-14	30-Sep-14	31-Dec-14	31-Mar-15[3]	30-Jun-15[3]	30-Sep-15[3]	31-Dec-15[3]
Receivables from customers, less allowances	$1,709	$1,650	$1,600	$1,573	$1,704	$1,483	$1,427	$1,383	$1,391	$1,401	$1,526	$1,513	$1,487	$1,548	$1,489	$1,428
Add: Deferred purchase price receivable[1]	85	144	104	53	50	223	347	339	238	371	438	395	389	421	382	324
Receivables from customers, less allowances, as adjusted	1,794	1,794	1,704	1,626	1,754	1,706	1,774	1,722	1,629	1,772	1,964	1,908	1,876	1,969	1,871	1,752
Add: Inventories	3,079	3,097	3,051	2,894	2,961	2,949	2,932	2,783	2,974	3,201	3,194	3,064	3,189	3,230	3,443	3,523
Less: Accounts payable, trade	2,660	2,594	2,496	2,587	2,656	2,820	2,746	2,816	2,813	2,880	3,016	3,021	2,936	2,978	2,871	2,849
Working Capital[2]	$2,213	$2,297	$2,259	$1,933	$2,059	$1,835	$1,960	$1,689	$1,790	$2,093	$2,142	$1,951	$2,129	$2,221	$2,443	$2,426
Sales	$6,006	$5,963	$5,833	$5,898	$5,833	$5,849	$5,765	$5,585	$5,454	$5,836	$6,239	$6,377	$5,819	$5,897	$5,573	$5,245
Days Working Capital	34	35	36	30	32	29	31	28	30	33	32	28	33	34	40	43

Days Working Capital = Working Capital divided by (Sales/number of days in the quarter).

[1] The deferred purchase price receivable relates to an arrangement to sell certain customer receivables to several financial institutions on a recurring basis. Alcoa is adding back this receivable for the purposes of the Days Working Capital calculation.

[2] The Working Capital for each period presented represents an average quarter Working Capital, which reflects the capital tied up during a given quarter. As such, the components of Working Capital for each period presented represent the average of the ending balances in each of the three months during the respective quarter.

[3] In the quarters ended March 31, 2015, June 30, 2015, September 30, 2015, and December 31, 2015, Working Capital and Sales include $279 and $233, respectively, $315 and 268 respectively, $708 and $387, respectively, and $924 and $422, respectively, related to three acquisitions, Firth Rixson (November 2014), TITAL (March 2015), and RTI International Metals (July 2015). Excluding these amounts, Days Working Capital was 30, 31, 31, and 29 for the quarters ended March 31, 2015, June 30, 2015, September 30, 2015, and December 31, 2015, respectively.

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Reconciliation of Net Debt Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa’s leverage position after factoring in available cash that could be used to repay outstanding debt. (in millions) December 31, 2010 2011 2012 2013 2014 2015 Short-term borrowings $92 $62 $53 $57 $54 $38 Commercial paper – 224 – – – – Long-term debt due within one year 231 445 465 655 29 21 Long-term debt, less amount due within one year 8,842 8,640 8,311 7,607 8,769 9,044 Total debt 9,165 9,371 8,829 8,319 8,852 9,103 Less: Cash and cash equivalents 1,543 1,939 1,861 1,437 1,877 1,919 Net debt $7,622 $7,432 $6,968 $6,882 $6,975 $7,184

Reconciliation of Debt-to-Adjusted EBITDA Ratio

($ in millions)	2010	2011	2012	2013	2014	2015*
Net income (loss) attributable to Alcoa	$254	$611	$191	$(2,285)	$268	$(121)
Add:						
Net income (loss) attributable to noncontrolling interests	138	194	(29)	41	(91)	125
Loss from discontinued operations	8	3	–	–	–	–
Provision for income taxes	148	255	162	428	320	445
Other expenses (income), net	5	(87)	(341)	(25)	47	2
Interest expense	494	524	490	453	473	498
Restructuring and other charges	207	281	172	782	1,168	994
Impairment of goodwill	–	–	–	1,731	–	25
Provision for depreciation, depletion, and amortization	1,450	1,479	1,460	1,421	1,371	1,280
Adjusted EBITDA	$2,704	$3,260	$2,105	$2,546	$3,556	$3,248
Total Debt	$9,165	$9,371	$8,829	$8,319	$8,852	$9,103
Debt-to-Adjusted EBITDA Ratio	3.39	2.87	4.20	3.27	2.49	2.80

* In 2015, the Total Debt and Adjusted EBITDA of Alcoa includes $373 and $21, respectively, related to the acquisition of RTI International Metals (RTI). The Total Debt amount of RTI reflects the debt outstanding at December 31, 2015; however, the Adjusted EBITDA of RTI is only from the acquisition date (July 23, 2015) through December 31, 2015. Excluding these amounts, the Debt-to-Adjusted EBITDA Ratio was 2.71 in 2015.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

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